UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2018

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100

Houston, Texas 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

As previously disclosed, on August 11, 2017, Lazarus Energy, LLC (“LE”), a wholly owned subsidiary of Blue Dolphin Energy Company (“Blue Dolphin”), was involved in arbitration proceedings with GEL Tex Marketing, LLC (“GEL”), an affiliate of Genesis Energy, LP. The arbitrator’s final award (the “Final Award”) denied all of LE’s claims against GEL and granted substantially all of the relief requested by GEL in its counterclaims. Among other matters, the Final Award awarded damages, legal and administrative fees, and court costs payable to GEL by LE in the aggregate sum of approximately $31.3 million.

As previously disclosed, on September 26, 2017, LE and Blue Dolphin, together with their affiliates Lazarus Energy Holdings, LLC and Jonathan Carroll (collectively, the “Lazarus Parties”), entered into a Letter Agreement with GEL, effective September 18, 2017 (as amended, the “Letter Agreement”), confirming the parties’ agreement to the continuation of the hearing on confirmation of the Final Award (the “District Court Action”) for a period of no more than 90 days after September 18, 2017 (the “Continuance Period”), subject to the terms of the Letter Agreement, to facilitate settlement discussions between the parties. In connection with execution of the Letter Agreement, GEL received $3,648,742, which amount was applied to reduce Final Award. The Letter Agreement was subsequently amended nine times to extend the Continuation Period through and including July 31, 2018. In connection with the Letter Agreement amendments, LE paid to GEL an additional aggregate amount of $3,500,000 (the “Continuance Payments”), which was applied to reduce the balance of the Final Award. During the Continuance Period, the parties engaged in negotiations over the terms of a potential settlement.

On July 20, 2018, GEL and the Lazarus Parties, along with affiliates of the Lazarus Parties, Nixon Product Storage, LLC, a wholly owned subsidiary of Blue Dolphin (“NPS”), and Carroll & Company Financial Holdings, L.P. (“C&C”), entered into a Settlement Agreement (the “Settlement Agreement”) whereby GEL and the Lazarus Parties agreed to mutually release all claims against each other and to file a stipulation of dismissal with prejudice in connection with the Arbitration (the “Settlement”), subject to the terms and conditions set forth in the Settlement Agreement.

The Settlement is conditioned upon payment by the Lazarus Parties to GEL of $10,000,000 in cash (the “Settlement Payment”) and $500,000 in cash at the end of each calendar month until the Settlement Payment is paid (the “Interim Payments”) or the Settlement Agreement is terminated. The Interim Payments will not be applied to reduce the amount of the Settlement Payment, but will reduce the Final Award.

The Settlement Agreement restricts the Lazarus Parties, including Blue Dolphin, from taking certain actions without the prior written consent of GEL, including (i) the incurrence of any debt not specifically excepted in the Settlement Agreement, (ii) the establishment of any liens not specifically excepted in the Settlement Agreement, (iii) the disposition of any assets other than certain ordinary course sales to unaffiliated third parties, payments to unaffiliated third-party trade creditors and scheduled debt payments, (iv) the entrance into any transactions with affiliates not specifically excepted in the Settlement Agreement, (v) the failure to pay debts generally as they become due and (vi) the entrance into a bankruptcy, reorganization or similar proceeding. A violation of any of the restrictions in the Settlement Agreement, as well as the failure of the Lazarus Parties to make Interim Payments as they become due, will constitute an event of default under the Settlement Agreement which, subject to certain cure periods, would allow GEL to terminate the Settlement Agreement and enforce its rights under the Final Award.

The Lazarus Parties are exploring the possibility of obtaining a commercial loan in an aggregate principal amount equal to the Settlement Payment (the “Settlement Financing”), subject to obtaining the consent of Veritex Bank N.A., as lender under certain loan agreements with the Lazarus Parties and their affiliates. Under the Settlement Agreement, the Lazarus Parties are required to work in good faith and take reasonable actions necessary to obtain the Settlement Financing in accordance with the terms of the Settlement Agreement. Prior to the consummation of the Settlement Financing, the Lazarus Parties are required to (i) cause NPS to consummate the Settlement Financing and restrict its ability to commence a bankruptcy case, (ii) assign to NPS certain tank leases that will constitute collateral for the Settlement Financing and (iii) cause NPS to assume joint and several liability for all or a portion of the Final Award. The failure to achieve certain milestones in connection with obtaining the Settlement Financing will constitute an event of default under the Settlement Agreement, which would allow GEL to terminate the Settlement Agreement and enforce its rights under the Final Award.

Simultaneously with the execution of the Settlement Agreement, Carroll and C&C entered into a Security Agreement pursuant to which Carroll and C&C agreed to secure up to $10,000,000 of LE’s obligations under the Final Award with a security interest in their equity in LEH.

The Settlement Agreement will terminate, unless extended in writing by GEL, on December 31, 2018 if the Settlement Payment is not made on or before such date, and may be terminated by GEL following the occurrence of an event of default under the Settlement Agreement, as described above.

Pursuant to the Settlement Agreement, the parties agreed to terminate the Letter Agreement, and GEL agreed not to take any action to execute or collect on the Final Award and to take all action necessary to continue the District Court Action until the earlier of (i) the date on which the Settlement Payment is paid or (ii) the termination of the Settlement Agreement.

Blue Dolphin can provide no assurance that the conditions necessary to consummation of the Settlement will be met. If certain conditions are not met or the Settlement Agreement is terminated, GEL may seek to enforce the Final Award against the Lazarus Parties, in which case, Blue Dolphin and its affiliates would likely be required to seek protection under bankruptcy laws.

The foregoing description of the terms of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02
Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated by reference in this Item 1.02 in its entirety.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference in this Item 2.03 in its entirety.

Item 9.01
Financial Statements and Exhibits.

(d)                 Exhibits

10.1               Settlement Agreement, dated as of July 20, 2018, by and among Lazarus Energy, LLC, Blue Dolphin Energy Company, Lazarus Energy Holdings, LLC, Nixon Product Storage, LLC, Carroll & Carroll Financial Holdings, L.P., and Jonathan Carroll.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Dolphin Energy Company

Date: July 25, 2018	By:	/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer)